SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 25, 2012

                        Commission File Number 333-136247


                            DOMARK INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                               20-4647578
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

254 S. Ronald Reagan Blvd, Suite 134 Longwood, Florida             32750
     (Address of principal executive offices)                    (Zip Code)

                                 (321) 250-4996
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02:  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF DIRECTORS,
            APPOINTMENT OF CERTAIN OFFICERS

Effective May 25, 2012, Michael Franklin, Chairman and CEO the Company, resigned from all positions held with the Company, including resigning from Board service. There was no disagreement between the Registrant and Mr. Franklin at the time of his resignation from the Board of Directors.

Also on May 25, 2012, the Company's Shareholders appointed R. Brentwood Strasler as sole Director, President and Corporate Secretary. Mr. Strasler will serve as a Director until his successor has been elected at the next annual meeting of the Company's shareholders or until his earlier resignation, removal, or death. Mr. Strasler has not been appointed to any committees of the Board, as the Board does not presently have any committees.

R. Brentwood Strasler, age 45, has more than twenty years experience in both private industry and the public capital markets and has a broad range of skills and expertise in corporate governance, corporate finance, and other matters faced by emerging companies.

Form August 2009 to March 2012 Mr. Strasler was Vice President of Clarus Securities Inc., a Canadian based investment bank. From 2007 to 2008 he was a Senior Vice President at investment bank Westwind Partners/Thomas Weisel Group.

In addition, Mr. Strasler has owned and operated businesses in a variety of industries focusing on restructurings, financings, mergers and acquisitions. His leadership has been instrumental in the successful reorganization, development, and expansion of several private companies in the diversified services, technology, and industrial manufacturing sectors. Mr. Strasler has been directly involved in raising over $275 million in public financings for companies engaged in a wide range of industries and market capitalizations.

Mr. Strasler holds an Economics Degree from the University of Western Ontario and an MBA in International Finance from the University of Notre Dame.

On May 25, 2012 the Company and Mr. Strasler executed and Employment Agreement covering a period of three (3) years from the date of commencement. Per the terms of the agreement Mr. Strasler shall have an annual salary of $150,000USD and shall be reimbursed for expenses normal business expenses incurred in the performance of his duties under the Agreement.

In addition, Mr. Strasler shall be issued 100,000 Stock Purchase Warrants to purchase Company stock at the price of $1 per share. The Warrants are exercisable for a period of three (3) years and are vested quarterly on a pro rate basis over the first 12 months from the date of issuance.

Mr. Strasler was not appointed pursuant to any arrangement or understanding between Mr. Strasler and any other person.

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
ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

10.01         Employment   Agreement  between  Domark   International   Inc.  R.
              Brentwood Strasler dated May 25, 2012

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        DOMARK INTERNATIONAL INC.


                                        By: /s/ R. Brentwood Strasler
                                            ------------------------------------
                                            R. Brentwood Strasler
                                            President

Date: May 25, 2012

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